Registration No. 333-
  -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                            THE FAIRCHILD CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                      34-0728587
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                         Suite 400, 45025 Aviation Drive
                           Dulles, Virginia 20166-7516
                    (Address of Principal Executive Offices)

                        ---------------------------------

             Savings Plan for Employees of The Fairchild Corporation
                            (Full title of the Plan)

                                Donald E. Miller
             Executive Vice President, General Counsel and Secretary
                            The Fairchild Corporation
          Suite 400, 45025 Aviation Drive, Dulles, Virginia 20166-7516

                                 (703) 478-5800

          (Name and address and telephone number of agent for service)

                    -----------------------------------------

               The filing date of this document is August 6, 2002

                         CALCULATION OF REGISTRATION FEE

Title of                Amount                 Proposed maximum        Proposed maximum         Amount of
securities              to be                  offering price          aggregate offering       registration
to be registered        registered             per share               price (2)                fee (2)
------------------------------------------------------------------------------------------------------------

Class A                 500,000                $4.61                    2,305,000               $212.06
Common Stock,
$.10 par value

-----------------

(1) The shares of common stock being registered consist of shares to be acquired by the Trustee (as defined in the Plan) through open market purchases, private transactions or directly from The Fairchild Corporation (the "Company") or its affiliates, pursuant to the Plan for the account of the Plan's participants.

(2) The prices as stated above are estimated solely for the purpose of determining the registration fee and are computed, pursuant to Rule 457 (h) under the Securities Act of 1933 (the "Securities Act"), upon the basis of the average of the high and low prices paid for a share of the registrant's common stock on August 5, 2002, as reported on the New York Stock Exchange Composite Transactions Tape.

         In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.  INFORMATION  REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.  Plan Information*
         ------

         Item 2. Registrant Information and Employee Plan Annual Information*
         ------


         * The documents containing information specified by Part I of this Registration Statement will be delivered to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents By Reference

         The following documents of the Company and the Plan filed or to be filed with the SEC are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

         (b)      all other reports filed by the Company or the Plan pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended June 30, 2001, and by the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 2001.

         (c) The description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

         Item 4.  Description of Securities.
                  -------------------------

         Not applicable.



         Item 5.  Interests of Named Experts and Counsel.
                  --------------------------------------

         Not Applicable.

         Item 6.  Indemnification of Directors and Officers.
                  ------------------------------------------

         The Company's By-Laws provide for indemnification, to the extent permitted by Delaware General Corporation Law Section 145, of the Company's directors, officers, employees or agents ("Representatives") against expenses reasonably incurred by a Representative with respect to civil, criminal, administrative or investigative actions, suits or proceedings related to their functions as Company Representatives. As a condition to such indemnification, the Representative must have acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company. As a condition to such indemnification in criminal actions, the Representative must have had no reasonable cause to believe his conduct was unlawful.

         With respect to causes of action against a Representative by the Company or by a third party in the name of the Company (such as stockholder derivative suits) (collectively, "Company Suits"), the Company's By-Laws provide that no indemnification may be made for a Company Suit in which a Representative is adjudged to be liable for negligence or misconduct in the performance of his duties, unless the Delaware Court of Chancery or the Court in which the Company Suit was brought determines that despite such adjudication and in view of all the circumstances of the case, the Representative is fairly and reasonably entitled to such indemnity.

         The Company has purchased directors and officers liability insurance covering certain liabilities incurred by the Company's officers and directors in connection with the performance of their duties.

         Item 7. Exemption from Registration Claimed.
                 ------------------------------------

         Not Applicable.

         Item 8. Exhibits.
                 ---------

         The "Exhibit Index" (attached hereto) is hereby incorporated by reference.

         This Registration Statement does not include the consent of our former auditors, Arthur Andersen LLP. Please see Risk Factors with respect to such matter, set forth in Exhibit 23.1, filed herewith.

         The undersigned registrant hereby undertakes that the Plan and any amendment thereto has been or will be submitted to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.






         Item 9. Undertakings.
                 -------------

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any.prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
                             Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling, persons of the Company pursuant to provisions set forth in Item 3 above, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                               FOR THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, State of Virginia, effective as of August 6, 2002.


                                                THE FAIRCHILD CORPORATION


                                                By  /s/  Donald E. Miller
                                                Donald E. Miller
                                                Executive Vice President,
                                                General Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald E. Miller and John L. Flynn, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below, effective as of August 6, 2002.



Signature                                Title

/s/  Jeffrey J. Steiner        Chairman of the Board and
-----------------------
Jeffrey J. Steiner             Chief Executive Officer
                               (Principal Executive Officer)


/s/ John L. Flynn              Senior Vice President and Chief Financial Officer
-----------------
John L. Flynn                  (Principal Financial Officer)


/s/ Michael L. McDonald        Vice President and Controller
-----------------------
Michael L. McDonald


/s/  Melville R. Barlow        Director
-----------------------
Melville R. Barlow


/s/  Mortimer M. Caplin        Director
-----------------------
Mortimer M. Caplin


/s/  Robert E. Edwards         Director
----------------------
Robert E. Edwards


/s/  Steven L. Gerard          Director
---------------------
Steven L. Gerard


/s/  Harold J. Harris          Director
---------------------
Harold J. Harris


/s/  Daniel Lebard             Director
------------------
Daniel Lebard


/s/  Herbert S. Richey         Director
----------------------
Herbert S. Richey


/s/  Eric I. Steiner           Director
--------------------
Eric I. Steiner

                                    THE PLAN


         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dulles, State of Virginia, effective as of August 6, 2002.


                                            SAVINGS PLAN FOR EMPLOYEES OF
                                            THE FAIRCHILD CORPORATION


                                            By: /s/ John L. Flynn
                                            ---------------------
                                            John L. Flynn
                                            Authorized Signatory

                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation is incorporated herein by reference to Exhibit C of the Company's Proxy Statement dated October 27, 1989. [(File No. 1-6560)]

4.2 Amended and Restated Bylaws, as amended on November 21, 1996, are incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996. [(File No.1-6560)]

4.3 Certificate of Amendment to the Company's Certificate of Incorporation, dated November 16, 1990, changing name from Banner Industries, Inc. to The Fairchild Corporation, is incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
         June 30, 2001. [(File No. 1-6560)]

4.4 An amendment to the Company's By-Laws, dated as of February 12, 1999, is incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 [(File No. 1-6560)]

4.5 An amendment to the Company's By-Laws, dated February 17, 2000, together with Charter for the Board's Audit Committee, adopted on February 17, 2000, are incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2000. [(File No. 1-6560)]

4.6 Specimen of Class A Common Stock Certificate (Filed as Exhibit 4(i) to the Company's Registration Statement on Form S-2 and incorporated herein by reference). (File No. 33-15359)

4.7 * Savings Plan for Employees of The Fairchild Corporation, amended and restated as of February 28, 2002 (Filed herewith)

4.8 * Savings Plan for Employees of The Fairchild Corporation Trust Agreement, dated February 1, 2000, between The Fairchild Corporation and Putnam Fiduciary Trust Company. (Filed herewith)

5.1*     Opinion of Donald E. Miller, General Counsel (Filed herewith)

23.1 * Risk Factors Relating To Our Former Independent Auditor Notice Regarding Consent Of Arthur Andersen LLP

23.2 Consent of Donald E. Miller (contained in the opinion of counsel filed as Exhibit 5.1 hereto).

24.1 Power of Attorney by members of the Company's Board of Directors regarding amendments to this Registration Statement, contained as part of the signatures to this Registration Statement.